UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

( September 14, 2026)
Date of Report (date of earliest event reported)

SANMINA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street
San Jose,	California		95134
(Address of principal executive offices, including zip code)
	(408)	964-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Director

On September 14, 2026, the Board of Directors of Sanmina Corporation (the “Company”) appointed Shanker S Trivedi, 69, as a member of the Board of Directors of the Company. Mr. Trivedi brings more than 30 years of leadership experience in enterprise technology, data centers, cloud infrastructure, and go-to-market execution. From 2009 to 2026, Mr. Trivedi was at NVIDIA Corporation, a leading AI accelerated computing company, most recently as Senior Vice President, Enterprise Business from April 2016 to April 2026. While at NVIDIA, Mr. Trivedi led worldwide sales for data center and professional visualization products, as well as business development across industry verticals, including manufacturing, healthcare, financial services, telecommunications, government, and education. Prior to NVIDIA, Mr. Trivedi held various senior leadership positions at Callidus Software, Sun Microsystems, IBM, and ICL. Mr. Trivedi also currently serves on the board of directors of Enphase Energy, a global energy technology company specializing in microinverter-based solar and battery systems.

Mr. Trivedi will receive cash and equity compensation for his service in accordance with the non-employee Board member compensation arrangements previously approved by the Board.

The press release announcing Mr. Trivedi’s appointment is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No	Description

99.1	Press Release issued by Sanmina Corporation on September 14, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANMINA CORPORATION

		By:	/s/ JONATHAN FAUST
Jonathan Faust
Executive Vice President and Chief Financial Officer
Date:	September 15, 2026